Exhibit 13.2
Certification Pursuant to 18 U. S. C. Section 1350, as
Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     Pursuant to 18 U. S. C. Section 1350, I, Manfred Bender, Chief Financial Officer, hereby certify that, to the best of my knowledge, Pfeiffer Vacuum Technology AG Annual Report on Form 20-F for the year ended December 31, 2005 (the Report), as filed with the Securities and Exchange Commission on March 23, 2006, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pfeiffer Vacuum Technology AG.

By: /s/ Manfred Bender
Manfred Bender Chief Financial Officer February 24, 2006

     This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Pfeiffer Vacuum Technology AG for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.